                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-61707 on Form S-3 and No. 333-92416 on Form S-8 of Hawthorne Financial Corporation of our report dated March 5, 2004, appearing in this Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 12, 2004